Exhibit 10.3

UNITED THERAPEUTICS CORPORATION

GRANT NOTICE FOR 2015 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTIONS
FOR CERTAIN EXECUTIVES

FOR GOOD AND VALUABLE CONSIDERATION, United Therapeutics Corporation (the “Company”), hereby grants to Participant named below the nonqualified stock option (the “Option”) to purchase any part or all of the number of shares of its par value common stock (the “Shares”), that are covered by this Option, as specified below, at the Exercise Price per share specified below and upon the terms and subject to the conditions set forth in this Grant Notice, the United Therapeutics Corporation 2015 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions for Certain Executives (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time.  This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:

Grant Date:

Number of Shares covered by Option:

Exercise Price Per Share:	$

Expiration Date:

Vesting Schedule:

[For Annual Awards: The Option vests and becomes exercisable with respect to one-fourth of the shares subject to the Option on each of the first, second, third and fourth anniversaries of the Grant Date.]

or

[For New Hire Awards: The entire Option vests and becomes exercisable on the fourth anniversary of the Grant Date]

or

[Note: For other vesting schedules, address here]

This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Option shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.  Such acceptance shall be effected by such method(s) as determined by the Company, which may include acceptance by electronic means.

UNITED THERAPEUTICS CORPORATION

STANDARD TERMS AND CONDITIONS FOR
NONQUALIFIED STOCK OPTIONS

FOR CERTAIN EXECUTIVES

These Standard Terms and Conditions for Certain Executives (these “Standard Terms and Conditions”) apply to the Option (as defined below) granted to an employee of the Company (as defined below) pursuant to the United Therapeutics Corporation 2015 Stock Incentive Plan (the “Plan”), which are identified as nonqualified stock options and are evidenced by a Grant Notice or an action of the Administrator that specifically refers to these Standard Terms and Conditions.  In addition to these Standard Terms and Conditions, the Option shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.                                      TERMS OF OPTION

United Therapeutics Corporation (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) a nonqualified stock option (the “Option”) to purchase up to the number of shares of the Company’s par value common stock (the “Shares”), set forth in the Grant Notice.  The exercise price per share and the vesting schedule of the Option are set forth in the Grant Notice, and the Option is subject to the terms and conditions of the Grant Notice, these Standard Terms and Conditions (as amended from time to time), and the Plan.  For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary or Affiliate of the Company.

2.                                      NONQUALIFIED STOCK OPTION

The Option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and will be interpreted accordingly.

3.                                      EXERCISE OF OPTION

The Option shall not be exercisable as of the Grant Date set forth in the Grant Notice.  After the Grant Date, to the extent not previously exercised, and subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Option shall be exercisable only to the extent it becomes vested, as described in the Grant Notice, the terms of the Plan and these Standard Terms and Conditions, to purchase up to that number of Shares as set forth in the Grant Notice, provided that (except as set forth in Section 4.A and Section 5 below) the Participant remains employed with the Company and does not experience a Termination of Employment.  The vesting period and/or exercisability of an Option may be adjusted by the Administrator to reflect the decreased level of employment during any period in which the Participant is on an approved leave of absence or is employed on a less than full time basis.  Notwithstanding any provision of any employment or other agreement between the Company and the Participant, in no event shall any portion of the Option vest or become exercisable prior to the first anniversary of the Grant Date, other than as provided in these Standard Terms and Conditions in connection with the Participant’s death or Disability or the occurrence of a Change in Control.

To exercise the Option (or any part thereof), the Participant shall deliver to the Company a “Notice of Exercise” in a form specified by the Administrator, specifying the number of whole Shares the Participant wishes to purchase and how the Participant’s Shares should be registered (in the Participant’s name only or in the Participant’s and the Participant’s spouse’s names as community property or as joint tenants with right of survivorship). This may also be accomplished via the Company’s electronic Plan administration system.

The exercise price (the “Exercise Price”) of the Option is set forth in the Grant Notice.  The Company shall not be obligated to issue any Shares until the Participant shall have paid the total Exercise Price for that number of Shares.  The Exercise Price shall be paid pursuant to an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under the Option unless the Participant elects to pay such Exercise Price in Shares, cash or a combination thereof, including through the delivery of previously owned Shares, or in such other manners as may be permitted by the Administrator.

Fractional shares may not be exercised.  Shares will be issued as soon as practical after exercise.  Notwithstanding the above, the Company shall not be obligated to deliver any Shares during any period when the Company determines that the exercisability of the Option or the delivery of Shares hereunder would violate any federal, state or other applicable laws.

4.                                      EXPIRATION OF OPTION

The Option shall expire and cease to be exercisable as of the earlier of (a) the Expiration Date set forth in the Grant Notice or (b) the date specified below in connection with the Participant’s Termination of Employment:

A.                                    If the Participant’s Termination of Employment is by reason of death or Disability,  the Option shall fully vest and become exercisable, and the Participant (or the Participant’s estate, beneficiary or legal representative, as applicable) may exercise the Option (regardless of whether then vested or exercisable) until the date that is twelve months following the date of such Termination of Employment.

B.                                    If the Participant’s Termination of Employment is for any reason other than death, Disability, or pursuant to Section 4.C. below, the Participant may exercise any portion of the Option that is vested and exercisable at the time of such Termination of Employment until the date that is ninety (90) days following the date of such Termination of Employment.  Any portion of the Option that is not vested and exercisable at the time of such Termination of Employment (after taking into account any accelerated vesting under Section 5 below or any other agreement between the Participant and the Company) shall be forfeited and canceled as of the date of such Termination of Employment.

C.                                    Notwithstanding any provision of these Standard Terms & Conditions or the Plan to the contrary other than with respect to a Qualifying Termination described in Section 5.C. below, the Option shall expire and shall no longer be exercisable on the date of Participant’s Termination of Employment by the Company for gross misconduct (which includes, without limitation, commission of a felony, misdemeanor or similar crime or offense, the Participant’s failure to follow lawful directions of the person to whom he or she reports, and such other circumstances as reasonably determined by the Administrator).

D.                                    Notwithstanding any other provision of any employment agreement between the Participant and the Company that would permit the Participant to become a senior advisor to the Company and fully vest in the Option, if such senior advisor status becomes effective before the first anniversary of the Grant Date, the Option shall not vest until the first anniversary of the Grant Date and such vesting shall be subject to the Participant continuing to provide services to the Company as a senior advisor through such anniversary.  The Participant’s service as a senior advisor to the Company shall be treated as continued employment for purposes hereof, and the Participant’s Termination of Employment shall occur at the termination of such senior advisor status.

5.                                      CHANGE IN CONTROL

Notwithstanding any other provision in the Plan or these Standard Terms & Conditions to the contrary, the Option shall vest and become fully exercisable (a) upon a Change in Control if the Option is not assumed by, or a substitute award granted, in connection with such Change of Control, (b) upon a Qualifying Termination of the employment of the Participant within twelve (12) months following a Change in Control if the Award is assumed, or a new award substituted, in connection with the Change in Control.  If so determined by the Committee or the Board, in connection with a Change in Control, all or a portion of the Option may be cancelled in connection with the Change in Control for a cash payment equal to the per-Share payment less the Exercise Price of the Option.

6.                                      RESTRICTIONS ON RESALES OF SHARES ACQUIRED PURSUANT TO OPTION EXERCISE

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other optionholders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

7.                                      INCOME TAXES

The Company shall not deliver Shares in respect of the exercise of any Option unless and until the Participant has made arrangements satisfactory to the Administrator to satisfy applicable withholding tax obligations.  The Company shall withhold Shares issuable in connection with the exercise of the Option (provided that Shares may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company) to pay the minimum required withholding taxes unless the Participant pays the withholding tax obligations to the Company by cash or check.  The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the exercise of the Option from any amounts payable by it to the Participant (including, without limitation, future cash wages).

8.                                      NON-TRANSFERABILITY OF OPTION

Except as permitted by the Administrator or as permitted under the Plan, the Participant may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution and the Option shall be exercisable only by the Participant during his or her lifetime.  The Company may cancel the Participant’s Option if the Participant attempts to assign or transfer it in a manner inconsistent with this Section 8.

9.                                      OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Option.  Any prior agreements, commitments or negotiations concerning the Option are superseded (provided that, if the Participant is party to an employment agreement with the Company that specifically addresses treatment of stock options, such employment agreement shall control except as otherwise provided herein).

10.                               LIMITATION OF INTEREST IN SHARES SUBJECT TO OPTION

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any Shares allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such Shares, if any, as shall have been issued to such person upon exercise of the Option or any part of it.  Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

11.                               GENERAL

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and

Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control.  In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.

12.                               ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, the Option and the Shares via Company web site or other electronic delivery.

13.                               DEFINITIONS

A.                                    “Cause” has the meaning specified in the Plan.

B.                                    “Good Reason” means any of the following actions upon or after a Change in Control, without the Participant’s express prior written approval, other than due to the Participant’s Disability or death: (i) (a) an adverse change in the Participant’s status, title, position or responsibilities (including reporting responsibilities) from the Participant’s status, title, position or responsibilities as in effect immediately prior to the Change in Control; (b) the assignment to the Participant of any duties or responsibilities which are inconsistent with the Participant’s status, title, position or responsibilities as in effect immediately prior to the Change in Control; or (c) any removal of the Participant from or failure to reappoint or reelect the Participant to any of the offices or positions held by the Participant immediately prior to the Change in Control, except in the case of (a), (b) or (c) in connection with the termination of the Participant’s employment for Cause, as a result of the Participant’s Disability or death, or by the Participant other than for

Good Reason; (ii) a reduction in the Participant’s base salary or any failure to pay the Participant any compensation or benefits to which the Participant is entitled within five days of the date due; (iii) a reduction in the Participant’s annual cash bonus opportunity or equity-type incentive opportunity; (iv) the Company requiring the Participant to relocate to any place outside a 50 mile radius of the location serving as the Participant’s principal work site immediately prior to the Change in Control, except for reasonably required travel on the business of the Company or an Affiliate which is not materially greater than such travel requirements in effect immediately prior thereto; (v) the failure by the Company to continue in effect employee benefits for the Participant no less favorable in the aggregate as in effect immediately prior to the Change in Control; or (vi) any material breach by the Company of any provision of an agreement between the Company and the Participant.  With respect to (i) through (vi) above, Good Reason shall not be deemed to have occurred unless the Participant shall have notified the Company in writing of his or her intent to resign for Good Reason within thirty (30) days following occurrence of the event constituting Good Reason and the Company shall not have cured the grounds for Good Reason within five (5) days following the provision of such notice.

C.                                    “Qualifying Termination” means termination of the Participant’s employment by the Company without Cause or resignation by the Participant for Good Reason.